UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2016

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Kforce Inc.
(Exact name of registrant as specified in its charter)

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Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On April 19, 2016, Kforce Inc. held its Annual Meeting of Shareholders. As of the record date of February 26, 2016, 28,432,733 shares of Kforce’s Common Stock were outstanding and entitled to vote. Of this amount, 25,916,014 shares, representing 91.15% of the total number of shares outstanding and entitled to vote, were represented in person or by proxy constituting a quorum. Set forth below are the voting results from the proposals presented for a shareholder vote at such meeting.

The following table sets forth the votes cast with respect to each of these matters:

MATTER	FOR	WITHHOLD	BROKER NON-VOTES
(1) Elect three Class I Directors to hold office for a three-year term expiring in 2019
Elaine D. Rosen	21,923,111	2,009,913	1,982,990
Howard W. Sutter	21,768,017	2,165,007	1,982,990
Ralph E. Struzziero	17,311,699	6,621,325	1,982,990

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
(2) Ratify the appointment of Deloitte & Touche LLP as Kforce’s independent registered public accountants for the fiscal year ending December 31, 2016	25,622,918	283,616	9,480	—

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
(3) Approve Kforce’s executive compensation	22,631,790	1,234,730	66,504	1,982,990

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
(4) Re-approve the material terms of the performance goals under the Kforce Inc. Amended and Restated Performance Incentive Plan	22,064,780	1,802,350	65,894	1,982,990

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
(5) Approve the Kforce Inc. 2016 Stock Incentive Plan	21,696,425	2,175,471	61,128	1,982,990

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

Date: April 19, 2016	By:	/s/ DAVID M. KELLY
David M. Kelly
Senior Vice President, Chief Financial Officer
(Principal Financial Officer)

Date: April 19, 2016	By:	/s/ JEFFREY B. HACKMAN
Jeffrey B. Hackman
Senior Vice President, Finance & Accounting
(Principal Accounting Officer)